 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Independence Holding Company:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Independence Holding Company of our report dated June 3, 2016, with respect to the consolidated balance sheets of Independence Holding Company as of December 31, 2015, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2015, and all related financial statement schedules, which report appears in the December 31, 2016 annual report on Form 10-K of Independence Holding Company.

Our report refers to our audit of the consolidated financial statements as of December 31, 2015 and for the two years then ended before the effects of the adjustments to retrospectively reflect discontinued operations disclosed in Note 3 to the consolidated financial statements. We were not engaged to audit, review or apply any procedures to the adjustments to retrospectively reflect discontinued operations discussed in Note 3 to the consolidated financial statements.

/s/ KPMG LLP

New York, New York
May 22, 2017